CarParts.com Reports First Quarter 2025 Results

TORRANCE, Calif. – May 13th, 2025 – CarParts.com, Inc. (NASDAQ: PRTS), a leading eCommerce provider of automotive parts and accessories, and a premier destination for vehicle repair and maintenance needs, is reporting results for the first quarter ended March 29, 2025.

First Quarter 2025 Summary vs. Year-Ago Quarter

●	Net sales decreased 11% to $147.4 million.
●	Gross profit of $47.3 million vs. $53.9 million, with gross margin of 32.1%.
●	Net loss was ($15.3) million, or ($0.27) per share, compared to a net loss of ($6.5) million, or ($0.11) per share.
●	Adjusted EBITDA of ($6.2) million vs. $1.1 million.
●	Cash of $38.5 million and no revolver debt.
●	Our mobile app has cumulative net downloads of approximately 900,000.
●	Over 5,000 CarParts+ and Roadside Assistance Memberships sold year to date.

Management Commentary

“In the first quarter, our top line and operating expenses were in line with our expectations, the gross margin compression and advertising spend climate put significant pressure on our profitability. This reiterates how critical it is for us to continue to upgrade our customer base with higher income and less price sensitive customers as well as diversify our acquisition mix. Realigning our business around products to target higher margin sales, adding high-margin fee income, growing customer lifetime value with our mobile app, and increasing our focus on wholesale and other commercial opportunities. We continue to believe these are the right bets as we counteract these external pressures.

For the first 6 weeks of the second quarter, we generated revenues up double digits year-over-year, on sequentially lower marketing spend. Our focus on repeat customers, mobile app traffic, and high-margin fee income are all paying off and we are seeing record levels for all three. While early in the process, we are slowly changing our customer acquisition mix and margin profile to transform our company’s profitability.” said David Meniane, CEO.

First Quarter 2025 Financial Results

Net sales in the first quarter of 2025 were $147.4 million, down 11% from $166.3 million in the year-ago quarter. The decline was primarily driven by the impact of soft consumer demand, inclement weather, and continued pressures in lighting and mirrors.

Gross profit was $47.3 million in the first quarter compared to $53.9 million in the year-ago quarter, with gross margin decreasing 30 basis points to 32.1%. The decrease was primarily driven by increased outbound freight costs.

Total operating expenses in the first quarter were $62.5 million compared to $60.4 million in the year-ago quarter. Operating expense as a percent of net sales increased 6.1% to 42.4% in the first quarter, mainly attributable to unfavorable marketing spend with higher customer acquisition costs.

Net loss in the first quarter was ($15.3) million compared to a net loss of ($6.5) million in the year-ago quarter, primarily driven by higher marketing costs and lower gross margin.

Adjusted EBITDA in the first quarter was ($6.2) million compared to $1.1 million in the year-ago quarter, primarily due to soft consumer demand and increased competitive pressure in performance marketing.

On March 29, 2025, the Company had a cash balance of $38.5 million and no revolver debt, compared to no revolver debt and a $36.4 million cash balance at prior fiscal year-end December 28, 2024.

2025 Outlook

The company is currently evaluating various strategic alternatives in response to inbound interest. As a result, we are not providing guidance for 2025.

Conference Call

CarParts.com CEO David Meniane and CFO Ryan Lockwood will host a conference call today to discuss the results.

Date: Tuesday, May 13, 2025

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com, Inc. is a technology-driven eCommerce company offering over 1 million high-quality automotive parts and accessories. Operating for over 25 years, CarParts.com has established itself as a premier destination for drivers seeking repair and maintenance solutions. Our commitment lies in placing the customer at the forefront of our operations, evident in our easy-to-use, mobile-friendly website and app. With a commitment to affordability and customer satisfaction, CarParts.com simplifies the automotive repair process, aiming to eliminate the uncertainty and stress often associated with vehicle maintenance. Backed by a robust company-operated fulfillment network, we ensure swift delivery of top-quality parts from leading brands to customers across the nation.

At CarParts.com, our global team is united by a shared vision: Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” in this earnings release and on today’s scheduled conference call, which are non-GAAP financial measures. Adjusted EBITDA consist of net loss before (a) interest income, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) workforce transition costs; (g) distribution center costs; and (h) strategic alternatives exploration costs. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as measures of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use these non-GAAP measures as supplemental measures to evaluate the ongoing operations of companies in our industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Net sales	$147.38	$166.29
Gross profit	$47.35	$53.92
	32.1%	32.4%
Operating expense	$62.49	$60.44
	42.4%	36.3%
Net loss	$(15.28)	$(6.48)
	(10.4)%	(3.9)%
Adjusted EBITDA	$(6.23)	$1.05
	(4.2)%	0.6%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	March 29, 2025	March 30, 2024
Net loss	$(15,283)	$(6,478)
Depreciation & amortization	5,482	4,025
Amortization of intangible assets	13	8
Interest income, net	(3)	(137)
Income tax provision	140	98
EBITDA	$(9,651)	$(2,484)
Stock compensation expense	$2,872	$2,582
Workforce transition costs(1)	—	483
Distribution center costs(2)	—	471
Strategic alternatives exploration costs(3)	550	—
Adjusted EBITDA	$(6,229)	$1,052

(1)	We incurred workforce transition costs, primarily related to severance, as part of our recent workforce reductions.
(2)	We incurred certain non-recurring costs, primarily overlapping rent expense, attributable to moving to our new Las Vegas, Nevada distribution center.
(3)	We incurred certain costs, primarily legal and advisor costs, attributable to our ongoing exploration of strategic alternatives.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	March 29,	March 30,
	2025	2024
Net sales	$147,378	$166,289
Cost of sales (1)	100,031	112,370
Gross profit	47,347	53,919
Operating expense	62,493	60,436
Loss from operations	(15,146)	(6,517)
Other income (expense):
Other income, net	260	437
Interest expense	(257)	(300)
Total other income, net	3	137
Loss before income taxes	(15,143)	(6,380)
Income tax provision	140	98
Net loss	(15,283)	(6,478)
Other comprehensive gain:
Foreign currency adjustments	—	87
Total other comprehensive gain	—	87
Comprehensive loss	$(15,283)	$(6,391)
Net loss per share:
Basic and diluted net loss per share	$(0.27)	$(0.11)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	57,343	56,503

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	March 29,	December 28,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$38,532	$36,397
Accounts receivable, net	10,211	6,098
Inventory, net	94,207	90,353
Other current assets	6,289	6,020
Total current assets	149,239	138,868
Property and equipment, net	30,123	32,206
Right-of-use - assets - operating leases, net	25,307	26,682
Right-of-use - assets - finance leases, net	9,798	10,765
Other non-current assets	1,988	2,053
Total assets	$216,455	$210,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74,593	$60,365
Accrued expenses	21,859	16,083
Right-of-use - obligation - operating, current	5,884	5,810
Right-of-use - obligation - finance, current	3,273	3,471
Other current liabilities	5,181	4,694
Total current liabilities	110,790	90,423
Right-of-use - obligation - operating, non-current	21,758	23,203
Right-of-use - obligation - finance, non-current	8,079	8,842
Other non-current liabilities	3,058	2,931
Total liabilities	143,685	125,399
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 58,295 and 57,454 shares issued and outstanding as of March 29, 2025 and December 28, 2024 (of which 3,786 are treasury stock)	62	61
Treasury stock	(11,912)	(11,912)
Additional paid-in capital	328,423	325,546
Accumulated other comprehensive income	1,055	1,055
Accumulated deficit	(244,858)	(229,575)
Total stockholders’ equity	72,770	85,175
Total liabilities and stockholders' equity	$216,455	$210,574

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	March 29,	March 30,
	2025	2024
Operating activities
Net loss	$(15,283)	$(6,478)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	5,482	4,025
Amortization of intangible assets	13	8
Share-based compensation expense	2,872	2,582
Stock awards issued for non-employee director service	11	8
Stock awards related to officers and directors stock purchase plan from payroll deferral	—	1
Amortization of deferred financing costs	16	16
Changes in operating assets and liabilities:
Accounts receivable	(4,112)	(1,524)
Inventory	(3,853)	8,886
Other current assets	(269)	(1,907)
Other non-current assets	35	(504)
Accounts payable and accrued expenses	19,975	(1,808)
Other current liabilities	488	163
Right-of-use obligation - operating leases - current	189	957
Right-of-use obligation - operating leases - long-term	(186)	(817)
Other non-current liabilities	127	44
Net cash provided by operating activities	5,505	3,652
Investing activities
Additions to property and equipment	(2,116)	(7,431)
Net cash used in investing activities	(2,116)	(7,431)
Financing activities
Borrowings from revolving loan payable	68	61
Payments made on revolving loan payable	(68)	(61)
Payments on finance leases	(954)	(1,093)
Net proceeds from issuance of common stock for ESPP	96	202
Statutory tax withholding payment for share-based compensation	(396)	(323)
Net cash used in financing activities	(1,254)	(1,214)
Effect of exchange rate changes on cash	—	88
Net change in cash and cash equivalents	2,135	(4,905)
Cash and cash equivalents, beginning of period	36,397	50,951
Cash and cash equivalents, end of period	$38,532	$46,046
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$12,857
Accrued asset purchases	$526	$1,621
Share-based compensation expense capitalized in property and equipment	$294	$242
Supplemental disclosure of cash flow information:
Cash received during the period for income taxes	$—	$(8)
Cash paid during the period for interest	$256	$300
Cash received during the period for interest	$259	$437